CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          GLASGAL COMMUNICATIONS, INC.

                UNDER SECTION 242 OF THE GENERAL CORPORATION LAW
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         It is hereby certified that:

         1. The name of the corporation is Glasgal Communications, Inc.

         2. The amendments of the certificate of incorporation effected by this certificate of amendment are (i) to change the name of the corporation and (ii) to increase the number of authorized shares of the corporation's capital stock.

         3. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST in its entirety and the following new Article FIRST is substituted in lieu thereof:

                           "FIRST: The name of the corporation is Datatec Systems, Inc."

         4. The certificate of incorporation of the corporation is hereby amended by striking out Article FIFTH in its entirety and the following new Article FIFTH is substituted in lieu thereof:

                           "FIFTH: The corporation is authorized to issue 79,000,000 shares, 75,000,000 of which are designated "Common Stock," $.001 par value, and 4,000,000 of which are designated "Preferred Stock," $.001 par value. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the

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                           shares constituting such decrease shall resume the
                           status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. "

         5. The amendments of the certificate of incorporation herein certified have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  The undersigned declares under penalty of perjury under the laws of the State of Delaware that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

                  Signed on January 7, 1998.


                            By: /s/ James Caci
                                ------------------------------
                                James Caci
                                Vice President of Finance,
                                Chief Financial Officer,
                                Secretary and Treasurer


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